Exhibit 10.1

FORM OF

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (“Subscription Agreement”) made as of this day of______, 2026, by and between CaliberCos Inc., a Delaware corporation (the “Company”), and__________________ having an address at __________________ (the “Subscriber”). Company and Subscriber may be collectively referred to for purposes of this Subscription Agreement as the “Parties.”

RECITALS

WHEREAS, the Company intends to offer (the “Offering”) for sale up to $20 million of the Company’s Class A common stock, par value $0.001 (the “Common Stock”) in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”);

WHEREAS, the Offering is being made to holders of Unsecured Subordinated Promissory Notes due twelve months from the date of issuance (the “Existing Notes”) pursuant to which the Subscriber will pay the purchase price for the Common Stock through the cancellation and exchange of all or a portion of the Subscriber’s Existing Notes as indicated on the signature page hereto, all pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, the Subscriber desires to acquire the Common Stock in the amounts as set forth on the Subscriber’s signature page to this Subscription Agreement (such securities, the “Securities”).

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

AGREEMENT

1.	Subscription Procedure

1.1 Subscription for Securities. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for, and agrees to purchase from the Company, the Securities in such denominations as set forth upon the signature page hereof.

1.2 Closing. The Offering will be conducted in two separate closings (each, a “Closing” and the date of each closing, the “Closing Date”). The initial closing date shall be March 31, 2026 (the “Initial Closing Date”), and the final closing date shall be June 30, 2026 (the “Final Closing Date”). Subscribers that execute a Subscription Agreement on or before the Initial Closing Date shall pay a per share price equal to the lower of: (i) the average closing price of the shares of the Common Stock as reported on Nasdaq for the five trading days immediately preceding the Initial Closing Date, or (ii) the closing bid price of the trading day immediately preceding the Initial Closing Date. Subscribers that execute a Subscription Agreement after the Initial Closing Date but on or before the Final Closing Date shall pay a per share price equal to the lower of: (i) the average closing price of the shares of the Common Stock as reported on Nasdaq for the five trading days immediately preceding the Final Closing Date, or (ii) the closing bid price of the trading day immediately preceding the Final Closing Date. There is no minimum offering amount required in order to consummate any Closing.

1.3 Registration Rights. The Subscriber and the Company shall enter into a Registration Rights Agreement, attached hereto as Exhibit A (the “RRA”), pursuant to which the Company will agree to use commercially reasonable efforts to register the Securities as described therein.

1.4 Rejection of Orders. The Subscriber understands and agrees that the Company reserves the right to reject any subscription, in whole or in part. The Company may, in its sole discretion, terminate or withdraw the Offering in its entirety at any time prior to a Closing in relation thereto. If this subscription is rejected in whole or the Offering is terminated, this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

2.	Representations and Covenants of Subscriber

The Subscriber represents and warrants to the Company that:

2.1 The Subscriber has good and valid title to its Existing Note(s), free and clear of all restrictions, liens, charges or encumbrances (collectively the “Restrictions”), and is converting the Existing Note(s) free and clear of any and all such Restrictions.

2.2 The Subscriber recognizes that the purchase of the Securities involves a high degree of risk in that (i) the Company may need additional capital to operate its business but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Securities; (iii) an investor may not be able to liquidate his, her or its investment in the Securities; (iv) transferability of the Securities is extremely limited; (v) an investor could sustain the loss of his, her or its entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business and operations, and the industries, markets and geographic regions in which the Company competes, all as more fully set forth in the Company’s SEC Reports, as that term is defined herein.

2.3 The Subscriber represents that he, she or it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by his, her or its Investor Questionnaire, and that he, she or it is able to bear the economic risk of an investment in the Securities. The Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of his, her, or its investment in the Securities for an indefinite period of time. The Subscriber must complete the applicable Investor Questionnaire, a form of which is attached hereto as Appendix I, to enable the Company to assess the Subscriber’s eligibility for the Offering.

2.4 The Subscriber represents that all information which the Subscriber has provided to the Company concerning the Subscriber or the Subscriber’s investor status, financial position, knowledge and experience in financial and business matters, or, in the case of a corporation, trust, partnership, limited liability company, or other entity, the knowledge and experience in financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the date of this Agreement, and if there should be any adverse change in such information prior to this subscription being accepted, the Subscriber will immediately provide the Company with such information.

2.5 The Subscriber acknowledges that he, she or it has such knowledge and prior investment experience, including without limitation, investment in private, non-listed and non-registered securities and development-stage companies with limited operating histories, or he, she or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him, her or it and to all other prospective investors in the Offering and to evaluate the merits and risks of such an investment on his, her or its behalf, and that he, she or it recognizes the highly speculative nature of this investment.

2.6 The Subscriber acknowledges receipt and careful review of this Agreement, the RRA and the Offering Memorandum attached hereto as Exhibit B (the “Offering Documents”) and hereby represents that he, she or it has been furnished or given access by the Company during the course of the Offering with or to all information regarding the Company and its financial conditions and results of operations which he, she or it had requested or desired to know; that all documents which could be reasonably provided have been made available for his, her or its inspection and review; that he, she or it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he, she or it had requested. The Subscriber further represents and acknowledges that the Subscriber has not seen or received any advertisement or general solicitation with respect to the sale of any of the securities of the Company, including, without limitation, the Securities.

2.7 The Subscriber acknowledges that the Offering of the Securities may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he, she or it must retain his, her or its own professional advisors to evaluate the tax and other consequences of an investment in the Securities.

2.8 The Subscriber acknowledges that the Offering of the Securities has not been reviewed or approved by the SEC because the Offering is intended to be a nonpublic offering pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Subscriber represents that the Securities are being purchased for his, her or its own account, for investment and not for distribution or resale to others. The Subscriber agrees that he, she or it will not sell or otherwise transfer any of the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

2.9 The Subscriber understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his, her or its investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with the intention to distribute would represent a purchase with an intention inconsistent with his, her or its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

2.10 Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Subscriber understands that the certificates or book-entries representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities.

2.11 The Subscriber acknowledges and consents to the placement of one or more legends on any certificate or other document evidencing his, her or Securities, stating that they have not been registered under the Securities Act, substantially in the form as set forth below and setting forth or referring to the restrictions on the transferability and sale thereof:

THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

2.12 The Subscriber understands that the Company will review this Subscription Agreement and the Investor Questionnaire and agrees that the Company reserves the unrestricted right to reject or limit any subscription and to close the Offering pursuant to the terms of the Offering Documents.

2.13 The Subscriber hereby represents that the address of the Subscriber furnished by him, her or it at the signature page of this Subscription Agreement and in the Investor Questionnaire is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if the Subscriber is a corporation or other entity.

2.14 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, the Subscriber must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of the FINRA, receipt of which must be acknowledged by such firm on the signature page hereof. The Subscriber shall also notify the Company if the Subscriber or any affiliate of Subscriber is a registered broker-dealer with the SEC, in which case the Subscriber represents that the Subscriber is purchasing the Securities in the ordinary course of business and, at the time of purchase of the Securities, has no agreements or understandings, directly or indirectly, with any person to distribute the Securities or any portion thereof.

2.15 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by either the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

2.16 The Subscriber agrees that he, she or it will purchase the Securities in the Offering only if his, her or its intent at such time is to make such purchase for investment purposes and not with a view toward resale.

2.17 If the Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Securities; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Subscriber.

2.18 If the Subscriber is not a United States person, such Subscriber hereby represents that he, she or it has satisfied himself/herself/itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within his/her/its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Subscriber’s subscription and payment for, and his, her or its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.19 The Subscriber acknowledges that (i) the Offering Documents contain material, non-public information concerning the Company, and (ii) the Subscriber is obtaining such material, non-public information solely for the purpose of considering whether to purchase the Securities pursuant to a private placement that is exempt from registration under the Act. The Subscriber agrees to keep such information confidential and not to disclose it to any other person or entity except the Subscriber’s legal counsel, advisors and other representatives who have agreed (i) to keep such information confidential, (ii) to use such information only for the purpose set forth above, and (iii) to comply with applicable securities laws with respect to such information.

2.20 The Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Subscriber, or the Subscriber’s breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the Company or its respective officers, directors, employees or affiliates or each other person, if any, who controls any of the foregoing in connection with this transaction.

2.21 The Subscriber understands and acknowledges that (i) the Securities are being offered and sold to the Subscriber without registration under the Securities Act in a private placement that is exempt pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations made by the Subscriber, and such Subscriber hereby consents to such reliance.

2.22 The Subscriber understands and acknowledges that he, she or it will at all times be in compliance with any and all state and federal securities and other laws, statutes and regulations regarding his, her or its ownership and/or any sale, transfer or hypothecation of the Securities including but not limited to those rules and regulations promulgated by the SEC, FINRA and any exchange on which the Company’s securities are listed, if applicable, and those of federal and state governments and other agencies such as improper short selling of the Company’s securities and failure to properly file all documents required by the SEC or otherwise, to the extent such rules and regulations are applicable to the Securities.

2.23 The Subscriber understands and agrees that an investment in the Securities involves special risks, and the undersigned understands those risks (including without limitation the risks set forth in the Offering Documents), and the Subscriber is expressly assuming such risks. The Subscriber acknowledges and is aware that the Securities are speculative investments which involve a high degree of risk of loss by the Subscriber of his, her or its entire investment in the Company. The Subscriber agrees and acknowledges that it is the Subscriber’s sole responsibility to conduct a “due diligence” investigation of the Company and the financial prospects of the Company. The Subscriber has not relied on the Company for due diligence or suitability or investment recommendations.

2.24 The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.

(a) The Subscriber represents that the amounts invested by him, her or it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(b) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Subscriber understands that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(c) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3.	Representations and Covenants by the Company

The Company represents and warrants to the Subscriber that:

3.1 Organization and Authority. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the Offering Documents being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Authorization. The Offering Documents have been duly and validly authorized by the Company. This Subscription Agreement, assuming due execution and delivery by the Subscriber, when the Subscription Agreement is executed and delivered by the Company, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

3.3 Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Offering Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company shall reserve from its duly authorized capital stock the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Offering Documents.

3.4 Non-Contravention. The execution and delivery of the Offering Documents by the Company and the issuance of the Securities as contemplated by the Offering Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or its subsidiaries, (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of its respective properties or assets that would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Documents, or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or its subsidiaries to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its subsidiaries to make use thereof.

3.5 Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Offering Documents, in each case, in accordance with the terms hereof or thereof (other than (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) one or more registration statements in accordance with the requirements of the Registration Rights Agreement, and (B) a Form D and any applicable filings as may be required by any state securities agencies that may be made following the execution and delivery of the Offering Documents and the consummation of the transactions contemplated thereby). “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

3.6 SEC Reports. The Company has timely filed all SEC Reports (as defined below); reports filed in compliance with the time periods specified in Rule 12b-25 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be considered timely for this purpose. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, currently established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Reports (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements. “SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Subscription Agreement, together in each case with any documents incorporated by reference therein and exhibits thereto.

3.7 Registration of Securities. The Company is eligible to register the Registrable Securities (defined in the RRA) for resale by the Subscribers using Form S-3 promulgated under the 1933 Act.

4.	Closing

4.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Subscription Agreement by the parties hereto, the Company agrees to sell, and the Subscriber agrees to purchase the Securities. At the Closing, the Subscriber shall deliver the Existing Notes to the Company to be cancelled in exchange for the Securities, and the Company shall deliver to the Subscriber its Securities. Upon satisfaction of the conditions set forth in Section 4.2 and Section 4.3, the Closing shall occur at such location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents. Effective as of the applicable Closing, the Subscriber agrees that (i) the portion of the Existing Note representing the aggregate purchase price of the Securities to the purchased hereunder shall be automatically converted into the Securities; and (ii) all rights, title and interest arising under said portion of the Existing Note shall be cancelled, released, extinguished and of no further force and effect. If only a portion of the Existing Note is to be cancelled for Securities, the Company shall promptly deliver a replacement Note representing the principal balance of what remains due and outstanding thereunder.

4.2 Closing Deliverables.

(a) On or prior to each Closing Date, the Company shall deliver or cause to be delivered to the Subscriber the following:

(i)	this Subscription Agreement executed by the Company;

(ii)	delivery of a statement evidencing book entry of the Securities registered in the name of such Subscriber; and

(iii)	the Registration Rights Agreement executed by the Company.

(b) On or prior to each Closing Date, the Subscriber shall deliver or cause to be delivered to the Company the following:

(i)	This Subscription Agreement executed by such Subscriber;

(ii)	delivery of the Existing Notes;

(iii)	a duly completed and signed Confidential Investor Questionnaire along with such other duly completed and signed questionnaires as may be requested by the Company; and

(iv)	the Registration Rights Agreement executed by such Subscriber.

4.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Subscriber contained herein;

(ii)	all obligations, covenants and agreements of the Subscriber required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Subscriber of the items set forth in Section 4.2(b) of this Agreement.

(b) The respective obligations of the Subscriber hereunder in connection with each Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or material adverse effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in section 4.2(a) of this Subscription Agreement; and

(iv)	there shall have been no material adverse effect with respect to the Company since the date hereof.

5.	Miscellaneous

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at CaliberCos Inc., 8901 E. Mountain View Rd. Ste 150, Scottsdale, Arizona, Attention: Ilya Grozovsky, and to the Subscriber at his, her or its address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2 This Subscription Agreement may be amended through a written instrument signed by both the Subscriber and the Company; provided, however, that the terms of this Subscription Agreement may be amended without the consent or approval of the Subscriber so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for the Securities in the Offering and at least holders of a majority of the Securities sold in the Offering have given their approval of such amendment, which approval shall be binding on all holders of the Securities.

5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 This Subscription Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. The parties hereunder agree that any dispute arising out of or relating to an investment pursuant to this Subscription Agreement or concerning this Subscription Agreement, including but not limited to disputes as to arbitrability and all disputes with the Company, or any employee, agent, representative, officer, director or attorney of the Company, shall be resolved through final, binding, non-appealable arbitration, before a single, neutral arbitrator, at JAMS, in Scottsdale, Arizona in accordance with the rules and regulations of the American Arbitration Association. Venue of all arbitration shall be JAMS Dispute Resolution Center, Scottsdale, Arizona. The Parties agree that each side will pay fifty percent (50%) of the cost of any arbitration proceedings. Judgment on any arbitration award may be entered in any court having jurisdiction. Any arbitration award shall be in United States Dollars and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. The Parties agree to limit their respective testimony at any arbitration hearing to three hours per side. SUBSCRIBER HEREBY WAIVES ANY RIGHT TO SEEK ANY TYPE OF DAMAGES OTHER THAN COMPENSATORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES AND PUNITIVE DAMAGES. SUBSCRIBER HEREBY FURTHER WAIVES THE RIGHT TO A TRIAL BY JURY, THE RIGHT TO BRING A CLASS ACTION SUIT, AND OTHER POTENTIAL REMEDIES THAT OTHERWISE MAY BE AFFORDED BY LAW. THIS IS A CLASS ACTION WAIVER THAT APPLIES TO ALL DISPUTES ARISING OUT OF THIS INVESTMENT, INCLUDING BUT NOT LIMITED TO ANY DISPUTES WITH THE COMPANY AND ALL OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, OR ATTORNEYS.

5.5 This Subscription Agreement may be executed in counterparts. It shall not be binding upon the Company unless and until it is accepted by the Company. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers. This Subscription Agreement may be executed and delivered by facsimile or by email with scanned copy.

5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

5.9 The Company agrees not to disclose the names, addresses or any other information about the Subscriber, except as required by law.

5.10 The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Securities in the Offering (the “Other Subscribers”), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers of the Offering. Nothing contained herein or in any other agreement or document delivered at the closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers of the Offering as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers of the Offering are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. The Subscriber shall be entitled to protect and enforce the Subscriber’s rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other subscriber(s) of the Offering to be joined as an additional party in any proceeding for such purpose. The Subscriber is not acting as part of a “group” (as that term is used in Section 13(d) of the Exchange Act) in negotiating and entering into this Subscription Agreement or purchasing, disposing of or voting any of the Securities. The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.

5.11 The language used in this Subscription Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[INVESTOR QUESTIONNAIRE AND SIGNATURE PAGE FOLLOWS]

Appendix I

Investor Questionnaire

Unless instructed otherwise, the Investor should answer each question on the Questionnaire. If the answer to a particular question is “None” or “Not Applicable,” please so state. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate schedule to your executed Questionnaire that indicates which question is being answered thereon. Persons having questions concerning any of the information requested in this Questionnaire should consult with their purchaser representative or representatives, lawyer, accountant or broker.

PART I - FOR INDIVIDUALS

1. Personal Data

Name: __________________________

Residence Address: __________________________

Business Address: __________________________

State of residence, if different: __________________________

Telephone: Residence__________ Business __________

Age: ________________

Citizenship: ________________

Send all correspondence to: Residence__________ Business __________

2. Investor Status

To be qualified to invest in the Securities, the Investor must either (i) be an Accredited Investor, or (ii) have, either alone or with your purchaser representative or representatives, such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of such investment.

Please check the appropriate representation that applies to you.

Accredited Investors:

_________I am an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) because I certify that (check all appropriate descriptions that apply):

a.	______________ I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. (“Net worth” means the excess of total assets at fair market value (including personal and real property but excluding the estimated fair market value of your primary home) over total liabilities. “Total liabilities” excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Securities for the purpose of investing in the Securities. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)

b.	______________ I have had an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current calendar year. (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the U.S. Internal Revenue Code of 1986, as amended.)

c.	______________ I hold in good standing one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

d.	______________ I am a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company. (For purposes of this item 2, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

PART II-PURCHASERS WHO ARE NOT INDIVIDUALS

1. General Information

Name of Entity: __________________________

Address of Principal Office: __________________________

Type of Organization: __________________________

Date and State of Organization: __________________________

2. Accredited Investor Status

To be qualified to invest in the Securities, the Investor must either (i) be an Accredited Investor, or (ii) have, and if applicable, its officers, employees, directors or equity owners have, either alone or with its purchaser representative or representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment.

Please check the appropriate description which applies to you.

a.	_____________ A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

b.	_____________ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

c.	_____________ An investment adviser registered pursuant to Section 203 of the U.S. Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

d.	_____________ An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

e.	_____________ An insurance company, as defined in Section 2(a)(13) of the Securities Act.

f.	_____________ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

g.	_____________ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958.

h.	_____________ A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Act.

i.	_____________ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.

j.	_____________ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self- directed plan in which investment decisions are made solely by persons that are accredited investors.

k.	_____________ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

l.	_____________ A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.

m.	_____________ A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

n.	_____________ An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed under the section of “For Individual Investors Only” of this Certification.

o.	_____________ An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Shares and owns investments in excess of US$5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.

p.	_____________ A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.

q.	_____________ A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding clause.

Subscription Procedures

To subscribe for the Securities, a prospective investor will be required to deliver funds to us, by check made payable to “CaliberCos Inc.” or by wire transfer to the Company. In addition, the prospective investor must complete, execute and deliver to us this Subscription Agreement and Investor Questionnaire, including information necessary for us to determine whether the prospective investor is qualified under federal and state securities laws and regulations to be an investor.

Wire Transfer Instructions

Business Name:

Bank Name:

Account #:

Routing #:

[SIGNATURE PAGE FOLLOWS]

This page constitutes the signature page for the Subscription Agreement, the Investor Questionnaire and execution of this signature page constitutes execution of each.

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement and Investor Questionnaire this  ______day of________ , 2026.

$ _______________________
Total Purchase Price Payment of Purchase Price: ☐ Cash ☐ Cancellation of the Existing Notes

For Individuals:

Name of Subscriber (print or type)

(Signature)

Name of Joint Subscriber (print or type) (if applicable)

(Joint Signature, if applicable)

For Entities:

Name of Subscriber (print or type)

By:
(Signature)
Name:
Title:

(Name and Initials of IRA custodian, if applicable)

$ _______________________

Total Purchase Price Accepted

Accepted and Agreed, as of _________________, 2026:

CALIBERCOS INC.

By:
Name:
Title:

Exhibit A

Exhibit B